UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2024

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation	Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Unit Purchase Agreement

On January 29, 2024, Orgenesis Inc. (the “Company”) and MM OS Holdings, L.P. (“Seller”), an affiliate of Metalmark Capital, entered into a Unit Purchase Agreement (the “UPA”), pursuant to which the Company acquired 3,670,324 Class A Preferred Units of the Company’s subsidiary Octomera LLC (“Octomera”), which constitute all of the equity interests of Octomera that were owned by Seller (the “Acquisition”). The closing of the Acquisition and the transactions contemplated by the UPA occurred on January 29, 2024 (the “Closing”). In consideration for such Acquisition, the Company and Seller agreed to the following consideration (the “Consideration”):

Royalty Payments: If Octomera and its subsidiaries generate Net Revenue (as defined in the UPA), excluding certain revenues generated by Orgenesis Gmbh and Tissue Genesis International LLC (“Excluded Assets”), and Koligo’s product, KYSLECEL in the United States, among other revenue, during the calendar years of 2025, 2026 and 2027, then the Company will pay 5% of Net Revenues to Seller pursuant to the UPA. At the option of the Company, until December 31, 2027, the Company may elect to purchase the remaining Royalty Period Payments (as defined in the UPA) for $40 million, consisting of cash and/or the Company’s common stock (valued at the volume weighted average price of a share of Company common stock for the 30-day trading period ending on the day that Company notifies Seller of its election to exercise such election), at a ratio determined by the Company.

Milestone Payments: If the Company sells Octomera within ten years from the date of the Closing at a price that is more than $40 million excluding consideration for Excluded Assets, the Company shall pay Seller 5% of the net proceeds. If there is a change of control of the Company within ten years from Closing, and the portion of the purchase price allocable to Octomera excluding consideration for Excluded Assets is more than $40 million, the Company shall pay Seller 5% of the net proceeds allocable to Octomera. The allocation of the purchase price to Octomera and its subsidiaries for purposes of this milestone payment shall be determined in good faith by the parties. At the option of the Company, at any time within ten years from the date of the Closing, the Company may elect to terminate Seller’s right to the milestone payments described in the UPA in exchange for a payment to Seller of $40 million, consisting of cash and/or the Company’s common stock (valued at the volume weighted average price of a share of Company common stock for the 30-day trading period ending on the day that Company notifies Seller of its election to exercise such election), at a ratio determined by the Company.

Seller settled all outstanding ownership claims of Octomera, including to services providers, such that immediately following Closing, the entire equity and ownership interests of Octomera were owned by the Company and upon Closing, Seller’s designated members of the Board of Managers of Octomera resigned. Upon the Closing, the Company amended the Second Amended and Restated Limited Liability Company Agreement of Octomera (the “LLC Agreement”) to be a single member agreement to reflect the transactions contemplated by the UPA so that Seller shall no longer (i) be a party to such agreement, (ii) have a right to appoint members of the board of managers of Octomera or (iii) be a member of Octomera Notwithstanding the foregoing, the Company and Seller shall continue to be bound, following the Closing, by certain tax provisions of the LLC Agreement for tax periods prior to Closing.

The UPA contains customary representations and warranties that the parties have made to each other. In addition, the Company and Seller agreed to waive and release any and all rights and claims against each other and each of their respective subsidiaries or related parties relating to Octomera and the Acquisition. The Company also agreed to indemnify Seller and its affiliates against any and all losses suffered by Seller or any of its affiliates to the extent arising out of or relating to the Company, Octomera, their respective subsidiaries or their respective businesses, the relationship of the Seller or its related parties with Octomera and its subsidiaries, the Acquisition, the UPA and the transactions contemplated thereby, unless such losses result from the fraud, gross negligence or willful misconduct of Seller. Seller agreed to indemnify the Company in connection with certain tax obligations attributable to Seller. The UPA also contains certain covenants, including, without limitation, covenants concerning tax payments relating to the Consideration.

Upon Closing, the Company assumed responsibility for, and within 90 days of the Closing shall pay, Seller’s reasonable legal expenses in connection with the Acquisition, subject to a cap of $300,000.

In connection with the Acquisition, the advisory services and monitoring agreement between Octomera and Metalmark Management II LLC was terminated, and all unpaid amounts as of the Closing were cancelled. In addition, the outstanding indebtedness payable from Orgenesis Maryland LLC (“Orgenesis Maryland”), a subsidiary of Octomera, to Seller, pursuant to an aggregate of 10 secured promissory notes (the “Notes”) with a collective original principal amount of $2,600,000, were amended to, among other things, (1) extend the maturity thereof to January 29, 2034, (2) include an event of default upon a change of control of Octomera, the Company or Orgenesis Maryland and (3) terminate the security interest granted by Orgenesis Maryland in favor of Seller that secured the obligations under the Notes.

The Company and Seller also agreed that Octomera may remove and terminate any lien and security interests that may remain in the collateral that secured such loans.

The foregoing summary of the UPA does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Unit Purchase Agreement, dated as of January 29, 2024, between the Company and MM OS Holdings L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: January 31, 2024	By:	/s/ Victor Miller
Victor Miller
Chief Financial Officer, Treasurer and
Secretary